Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2017, relating to the financial statements and financial statement schedule, which appears in Union Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  We also consent to the reference to us under the heading “Experts” in the prospectus relating to Union Electric Company, in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 15, 2017